Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Liang, David Weigand and Kenneth Cheung, and each of them, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned in any and all capacities, to sign, execute and file with the U.S. Securities and Exchange Commission one or more registration statements on Form S-8, or other appropriate form (the “Registration Statement”), including any and all amendments (including post-effective amendments) to the Registration Statement, relating to the common stock of Super Micro Computer, Inc. issuable pursuant to the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (including as amended or amended and restated), with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite, necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date set forth below.

Date: 5/27/2025	/s/ Charles Liang
Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Date: 5/17/2025	/s/ David Weigand
David Weigand
Senior Vice President, Chief Financial Officer (Principal Financial Officer)

Date: 5/17/2025	/s/ Kenneth Cheung
Kenneth Cheung
Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)

Date: 5/16/2025	/s/ Scott Angel
Scott Angel
Director

Date: 5/17/2025	/s/ Robert Blair
Robert Blair
Director

Date: 5/29/2025	/s/ Yih-Shyan (Wally) Liaw
Yih-Shyan (Wally) Liaw
Director

Date: 5/17/2025	/s/ Judy Lin
Judy Lin
Director

Date: 5/17/2025	/s/ Sara Liu
Sara Liu
Director

Date: 5/16/2025	/s/ Tally Liu
Tally Liu
Director

Date: 5/16/2025	/s/ Susan Mogensen (Susie Giordano)
Susan Mogensen (Susie Giordano)
Director

Date: 5/18/2025	/s/ Sherman Tuan
Sherman Tuan
Director